As filed with the Securities and Exchange Commission on June 29, 2007
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIGMA DESIGNS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2848099 (I.R.S. Employer Identification No.)

1221 California Circle Milpitas, California (Address of principal executive offices)	95035 (Zip Code)
2001 Stock Plan, and Amended and Restated 2001 Employee Stock Purchase Plan
(Full title of the plans)

Thinh Q. Tran
President and Chief Executive Officer
Sigma Designs, Inc.
1221 California Circle
Milpitas, CA 95035
(Name and address agent for service)
(408) 262-9003
(Telephone number, including area code, of agent for service)

Copy to:
James J. Masetti, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304
(650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value: To be issued under the 2001 Stock Plan	916,157	$24.785	$ 22,706,951.25	$ 697.10
Common Stock, no par value: To be issued under the Amended and Restated 2001 Employee Stock Purchase Plan	25,000	$24.785	$ 619,625.00	$ 19.02
Total Registration Fee	N/A	N/A	N/A	$ 716.12

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3) Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on June 25, 2007.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

We are filing this Registration Statement for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement that we filed on Form S-8 relating to the same employee benefit plans is effective.

The contents of our previously filed Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2006 (File No. 333-132303), October 7, 2005 (File No. 333-128895), April 9, 2004 (File No. 333-114374), July 11, 2003 (File No. 333-106978), February 28, 2003 (File No. 333-83126), and June 29, 2001 (File No. 333-64234), excluding reports that we filed with the Commission that we incorporated into these Form S-8 Registration Statements in order to maintain current information about us, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the Commission on April 20, 2007.

(b)	Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2006 filed with the Commission on April 20, 2007.

(c)	Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2006 filed with the Commission on April 20, 2007.

(d)	Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2007 filed with the Commission on June 14, 2007.

(e)	Current Reports on Form 8-K filed with the Commission on February 9, 2007, March 1, 2007, April 27, 2007, May 18, 2007, May 21, 2007 and June 18, 2007.

(f)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on November 3, 1986 including any amendment or report filed for the purpose of updating such description.

(g)
The description of the Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on June 8, 2004 including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 701 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino McKenna LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Milpitas, State of California, on the 29th day of June, 2007.

SIGMA DESIGNS, INC.

By:	/s/ Thinh Q. Tran

Thinh Q. Tran President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thinh Q. Tran and Thomas E. Gay III and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thinh Q. Tran Thinh Q. Tran	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 29, 2007

/s/ Thomas E. Gay III Thomas E. Gay III	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 29, 2007

/s/ William J. Almon William J. Almon	Director	June 29, 2007

Julien Nguyen	Director

/s/ Lung C. Tsai Lung C. Tsai	Director	June 29, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino McKenna LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).